UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

August 15, 2012
Date of Report (Date of earliest event reported)

    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant's telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (“2012 Annual Meeting”) of Forest Laboratories, Inc. (the “Company”) was held on August 15, 2012, where the Company’s stockholders voted on the following four proposals:

1.      The election of ten director nominees to serve as members of the Company’s board of directors until the Company’s next Annual Meeting of Stockholders or until his or her successor has been elected or appointed (Proposal 1);

2.      The approval (on an advisory basis) of the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement filed on July 9, 2012 for the 2012 Annual Meeting (the “Proxy Statement”) pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the tabular disclosure regarding such compensation and the accompanying narrative disclosure (Proposal 2);

3.      The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013 (Proposal 3); and

4.      A stockholder proposal requesting that the Board of Directors of the Company (the “Board”) amend the Company’s Bylaws to allow stockholders to nominate director candidates for inclusion in the Company’s proxy materials.

A fifth matter scheduled to be voted upon at the 2012 Annual Meeting and described in the Proxy Statement was a stockholder proposal submitted by Icahn Capital LP and certain affiliated entities, which are a group of hedge funds led by Carl Icahn (collectively, the “Icahn Group”) that would repeal any provision of the Company’s Bylaws in effect at the time of the 2012 Annual Meeting that was not included in the Company’s Bylaws as publicly filed prior to June 18, 2012.  As no amendments have been made to the Company’s Bylaws as publicly filed prior to June 18, 2012, a representative of the Icahn Group agreed to withdraw the proposal on behalf of the Icahn Group, and the Icahn Group proposal was not included in the matters voted upon at the 2012 Annual Meeting.

A preliminary voting report was produced by IVS Associates, Inc. (“IVS”), the independent inspector of elections for the 2012 Annual Meeting, certifying the following results.  These results are only preliminary and are subject to change.  The Company will file an amendment to this Current Report on Form 8-K to disclose the final results within four business days after they are known.

The preliminary voting totals were as follows:

Proposal 1 - Election of Directors. Each of the following ten director nominees were elected by a plurality of votes as directors for terms expiring at the Company’s next Annual Meeting of Stockholders, or until his or her successor has been elected or appointed:  Howard Solomon, Nesli Basgoz, M.D., Christopher J. Coughlin, Kenneth E. Goodman, Pierre Legault, Gerald M. Lieberman, Lawrence S. Olanoff, M.D., Ph.D., Lester B. Salans, M.D., Brenton L. Saunders and Peter J. Zimetbaum, M.D.

The preliminary voting results from the 2012 Annual Meeting as reported by IVS are provided below.  In addition, IVS has advised the Company that there were no broker non-votes for Proposal 1.

Name	For	Withheld
Howard Solomon	192,428,946	34,177,256
Nesli Basgoz, M.D.	195,096,207	31,509,995
Christopher J. Coughlin	195,269,038	31,337,164
Dan L. Goldwasser	104,423,584	4,310,965
Kenneth E. Goodman	120,285,741	4,153,828
Gerald M. Lieberman	195,093,139	31,513,063
Lawrence S. Olanoff, M.D., Ph.D.	122,960,337	1,479,232
Lester B. Salans, M.D.	107,675,795	1,058,754
Brenton L. Saunders	195,263,852	31,342,350
Peter J. Zimetbaum, M.D.	194,954,297	31,651,905
Pierre Legault (Icahn Group nominee)	113,593,738	4,277,935
Dr. Eric J. Ende (Icahn Group nominee)	48,524,206	53,642,447
Andrew J. Fromkin (Icahn Group nominee)	41,957,886	60,208,767
Daniel A. Ninivaggi (Icahn Group nominee)	88,538,276	29,333,397

Proposal 2 – Advisory Vote on Executive Compensation. The stockholders approved (on an advisory basis) the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the tabular disclosure regarding such compensation and the accompanying narrative disclosure.  IVS has advised the Company that there were no broker non-votes for Proposal 2.

For	Against	Abstain
183,934,926	40,974,304	1,696,971

Proposal 3 – Ratification of Independent Auditors. The stockholders ratified the appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2013.  IVS has advised the Company that there were no broker non-votes for Proposal 3.

For	Against	Abstain
223,855,004	1,575,909	1,175,288

Proposal 4 – Stockholder Proposal Regarding Proxy Access. The stockholders rejected the stockholder proposal requesting that the Board amend the Company’s Bylaws to allow stockholders to nominate director candidates for inclusion in the Company’s proxy materials.  IVS has advised the Company that there were no broker non-votes for Proposal 4.

For	Against	Abstain
21,393,262	154,609,317	50,603,622

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 21, 2012

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Executive Vice President Finance & Administration and
Chief Financial Officer